EXHIBIT 10.5

AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (this “Lease”) is entered into this 27th day of October, 2004 between DFA, LLC (“Lessor”) and AHERN RENTALS, INC. (“Lessee”).

RECITALS

A.                                   By Indenture of Lease dated May 1, 2004 (the “Original Lease”), Lessor leased to Lessee those certain premises, as is, situated in the City of Garland, County of Dallas and State of Texas, and described as follows: Property located at 2820 Market Street, Garland, TX 75041, as more particularly described on the attached Exhibit A (the “Premises”).

B.                                     Lessor and Lessee desire to amend, restate and supersede the Original Lease as of the date of this Lease.  Lessor and Lessee hereby agree that the Original Lease is hereby amended, restated and superseded in its entirety effective as of the date of this Lease and Lessor hereby leases the Premises to Lessee, and Lessee hereby leases the Premises from Lessor, on the terms and conditions set forth in this Lease.

TERMS AND CONDITIONS

Term.

1(a)         The term of this Lease shall commence on the date of this Lease and continue through October 27, 2014, unless sooner terminated.

Rental.

1(b)(1)             Lessee shall pay to Lessor as rent for the Premises the sum of $7,650 per month during the first year of the lease term.

1(b)(2)             Commencing on November 1, 2005 and on each November 1st (each, an “Annual Rent Adjustment Date”) during the remainder of the lease term, the monthly rent payment shall be increased by an amount equal to the greater of (i) three percent (3%) of the rent paid for the prior year, or (ii) the same percentage as the percentage increase in the Consumer Price Index comparing the figure for the month prior to the month in which the adjustment is to occur with the figure for the same month in the preceding year, except that if the rent is adjusted pursuant to Section 1(b)(3) the percentage under this clause (ii) to be used for calculating the applicable increase in rent to commence on the next Annual Rent Adjustment Date following a Major Improvement Rent Adjustment Date (as defined in Section 1(b)(3) below) shall mean the same percentage as the percentage increase in the Consumer Price Index comparing the figure for the month prior to the month in which the adjustment is to occur with the figure for the month prior to the preceding Major Improvement Rent Adjustment Date.  Comparisons shall be made using the Index for the U.S. City Average — All Urban Wage Earners published by the U.S. Department of Labor, Bureau of Labor Statistics.  If that Index is discontinued, the parties shall use the nearest comparable index measuring changes in the cost of living during the period involved.

1(b)(3)             In the event during the term of this Lease, Lessor constructs any Major Improvement (defined below) on the Premises for Lessee’s benefit, beginning on the first day of the second calendar month following the date of completion of the Major Improvement (a “Major Improvement Rent Adjustment Date”) the monthly rent shall be adjusted to be the fair market rental value of the Premises as of the completion of the Major Improvement, provided in no event shall the monthly rent be less than the monthly rent in effect immediately prior to the construction of the Major Improvement.  Upon completion of the Major Improvement, the parties shall discuss and attempt to determine by mutual agreement the monthly rent to be paid beginning on the Major Improvement Rent Adjustment Date.  If the parties are unable to reach agreement before the 30th day following the completion of the Major Improvement, the matter shall be determined by appraisal.

If an appraiser is required under this Section 1(b)(3), the monthly rent shall be determined by a qualified, independent real property appraiser familiar with commercial rental values in the area.  The appraiser shall be selected by Lessee from a list of not fewer than three such individuals submitted by Lessor.  If Lessee does not make the selection within ten days after submission of the list, Lessor may do so.  If Lessor does not submit such a list within ten (10) days after written request from Lessee to do so, Lessee may name as an appraiser any individual with such qualifications.  Within thirty (30) days after appointment, the appraiser shall furnish to both parties an appraisal of the fair market rental value of the Premises, which shall be final and binding on the parties.  The cost of the appraisal shall be borne equally by the parties.

For purpose of this Lease “Major Improvement” shall mean a structure erected at the request of the Lessee as a permanent improvement on the Premises that is intended to enhance the value of the Premises or an addition made at the request of the Lessee that increases the size of a building on the Premises or the size of the Premises.

1(b)(4)             Rent will be paid in advance on the first day of each month to Lessor at the address for Lessor set forth in this Lease, or at such other address as Lessor may designate in writing to Lessee.  Rent is uniformly apportionable day to day.

Use of Premises.

(2a)                            The Lessee shall use the Premises during the term of this lease for the conduct of the following business: operations of an equipment rental company and for no other purpose whatsoever without Lessor’s written consent.

(2b)                           The Lessee will not make any unlawful, improper or offensive use of the Premises; the Lessee will not suffer any strip or waste thereof; the Lessee will not permit any objectionable noise or odor to escape or to be emitted from the Premises or do anything or permit anything to be done upon or about the Premises in any way tending to create a nuisance; the Lessee will not sell or permit to be sold any product, substance or service upon or about the Premises, excepting in the ordinary course of Lessee’s business or such as Lessee may be licensed by law to sell and as may be herein expressly permitted.

(2c)                            The Lessee will not cause the Premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; the Lessee will not install any power machinery on the Premises except in the ordinary course of Lessee’s business or under the supervision and with written consent of the Lessor; the Lessee will not store gasoline or other highly combustible materials on the Premises at any time except in the ordinary course of Lessee’s business; the Lessee will not use the Premises in such a way or for such a purpose that the fire insurance on the improvements on the Premises is thereby cancelled.

(2d)                           The Lessee shall comply at Lessee’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of the Premises. These include, without limitation, all laws, regulations and ordinances pertaining to air and water quality, Hazardous Materials as herein defined, waste disposal, air emissions, and other environmental matters.  As used herein, Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state, or federal law.  Neither Lessee nor Lessor is required to make any alterations to comply with the Americans with Disabilities Act.

(2e)                            The Lessee shall regularly occupy and use the Premises for the conduct of Lessee’s business, and shall not abandon or vacate the Premises for more than ten days without written approval of Lessor.

(2f)                              Except in the ordinary course of Lessee’s business, Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors, or invitees without the prior written consent of Lessor, which consent will not be unreasonably withheld so long as Lessee demonstrates to Lessor’s reasonable satisfaction that such Hazardous Material is necessary or useful to Lessee’s business and will be used, kept, and stored in a manner that will comply at all times with all laws regulating any such Hazardous Material so brought upon or used or kept on or about the Premises.

Utilities.

(3)                                  The Lessee shall pay for all heat, light, water, power, and other services or utilities used in the Premises during the term of this lease.

Repairs and Improvements.

(4a)                            The Lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the Premises during the term of this lease, except only those hereinafter specifically provided for; the Lessee hereby agrees to maintain and keep the Premises, including all interior and exterior walls and doors, ordinary maintenance of heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease, at Lessee’s own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the Premises with glass of as good or better quality as that now in use; it is further agreed that the

Lessee may make alterations, additions or improvements to or upon the Premises without first obtaining the consent of the Lessor.

(4b)                           The Lessor agrees to make all necessary structural repairs to the building, including exterior walls, foundation, roof, gutters and downspouts, and the abutting sidewalks.  Lessor shall also make all capital repairs and replacements to the Premises unless such is necessitated solely by Lessee’s failure to maintain in accordance with subsection 4(a).  The Lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which the Premises are a part, or to add thereto, and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the Premises and Lessor and Lessor’s representatives, contractors and workers for that purpose may enter in or about the Premises with such materials as Lessor may deem necessary therefor, and Lessee waives any claim to damages, including loss of business resulting therefrom, provided Lessor gives Lessee not less than 48 hours’ advance notice and such activities are conducted without material interference with Lessee’s use of the Premises.

Lessor’s Right of Entry.

(5)                                  It shall be lawful for the Lessor, the Lessor’s agents and representatives, at any reasonable time upon 48 hours’ advance notice to enter into or upon the Premises for the purpose of examining into the condition thereof, or for any other lawful purpose.

Right of Assignment.

(6)                                  The Lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the Premises without the written consent of the Lessor being first obtained in writing; this lease is personal to Lessee; Lessee’s interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as above mentioned.  Notwithstanding any provision in this Lease, Lessee may, without Lessor consent, execute and deliver one or more leasehold mortgages (or leasehold trust deeds) to any lender to Lessee with respect hereto.

Liens.

(7)                                  The Lessee will not permit any lien of any kind, type or description to be placed or imposed upon the Lessee’s interest in improvements in which the Premises are situated, or any part thereof, or Lessee’s interest in the land on which they stand, other than a leasehold deed of trust or leasehold mortgage granted by Lessee in favor of Bank of America, as Administrative Agent and Wachovia Bank, National Association, as Collateral Agent and Syndication Agent and the successors and assigns thereof (collectively “Senior Lien”) and a leasehold deed of trust or leasehold mortgage granted by Lessee in favor of Tennenbaum Capital Partners, LLC and the successors and assigns thereof (“Junior Lien”).

Ice, Snow, Debris

(8)                                  If the Premises are located at street level, then at all times Lessee shall keep the sidewalks in front of the Premises free and clear of ice, snow, rubbish, debris and obstruction; and if the Lessee occupies the entire building, the Lessee will not permit rubbish, debris, ice or snow to accumulate on the roof of the building so as to stop up or obstruct gutters or downspouts or cause damage to the roof, and will save harmless and protect the Lessor against any injury whether to Lessor or to Lessor’s property or to any other person or property caused by Lessee’s failure in that regard.

Overloading of Floors.

(9)                                  The Lessee will not overload the floors of the Premises in such a way as to cause any undue or serious stress or strain upon the building in which the Premises are located, or any part thereof, and the Lessor shall have the right, at any time, to call upon any competent engineer or architect whom the Lessor may choose, to decide whether or not the floors of the Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof, and the decision of the engineer or architect shall be final and binding upon the Lessee; and in the event that it is the opinion of the engineer or architect that the stress or strain is such as to endanger or injure the building, or any part thereof, then and in that event the Lessee agrees immediately to relieve the stress or strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to the Lessor.

(10)                            Intentionally Blank.

Liability Insurance.

(11)                            At all times during the term hereof, the Lessee will, at the Lessee’s own expense, keep in effect and deliver to the Lessor liability insurance policies in form, in such amounts and which such deductibles, and with an insurer, in each case satisfactory to the Lessor.  Such policies shall insure both the Lessor and the Lessee against all liability for damage to persons or property in, upon, or about the Premises.  It shall be the responsibility of the Lessee to purchase casualty insurance with extended coverage so as to insure any structure on the Premises against damage caused by fire or the effects of fire (smoke, heat, means of extinguishment, etc.), or any other means of loss and to insure all of the Lessee’s belongings upon the Premises, of whatsoever nature, against the same.  Such casualty insurance policies shall be in such form, in such amounts and which such deductibles, and with such insurer, in each case as are satisfactory to the Lessor.  With respect to these policies, Lessee shall cause the Lessor to be named as an additional insured party and as loss payee.  Lessee agrees to and shall indemnify and hold Lessor harmless against any and all claims and demands arising from the negligence of the Lessee, Lessee’s officers, agents, invitees and/or employees, as well as those arising from Lessee’s failure to comply with any covenant of this lease on Lessee’s part to be performed, and shall at Lessee’s own expense defend the Lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Lessor in any such suit or action.

Fixtures.

(12)                            All partitions, plumbing, electrical wiring, additions to or improvements upon the Premises, whether installed by the Lessor or Lessee, shall be and become a part of the building in which the Premises are located as soon as installed and the property of the Lessor unless otherwise herein provided.  Notwithstanding any other provisions of this Lease, Lessee’s furniture, trade fixtures, equipment and personal property shall at all times remain the property of Lessee.

Light and Air.

(13)                            This lease does not grant any rights of access to light and air over the Premises or any adjacent property.

Damage by Casualty, Fire and Duty to Repair.

(14)                            In the event of damage to the improvements by fire or other casualty to the extent of twenty-five (25) per cent or more of the sound value thereof, Lessor or Lessee may elect to terminate the lease as of the date of such damage by written notice thereof to the other party.  Absent such termination by either party or if the improvements in which the Premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, then the Lessor shall repair the same with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the Lessee, all or any part thereof in order to make the necessary repairs, and the Lessee hereby agrees to vacate upon request, all or any part thereof which the Lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of the Premises by the Lessee shall warrant; however, if the Premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the Premises by Lessee, then there shall be no abatement of rent and the Lessor shall repair the damage with all convenient speed.

Waiver of Subrogation Rights.

(15)                            Neither the Lessor nor the Lessee shall be liable to the other for loss arising out of damage to or destruction of the Premises, or the building or improvement of which the Premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the Lessor and the Lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall fully provide their own insurance protection at their own expense, and that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the

Lessor nor the Lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as an additional insured.

Eminent Domain.

(16)                            In case of the condemnation or purchase of all or any substantial part of the Premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken or title is transferred, by either party hereto on written notice to the other and in that case the Lessee shall not be liable for any rent after the termination date.

(17)                            Intentionally blank.

Delivering Up Premises on Termination.

(18)                            At the expiration of the lease term or upon any sooner termination thereof, the Lessee will quit and deliver up the Premises and all future erections or additions to or upon the same, broom-clean, to the Lessor or those having Lessor’s estate in the Premises, peaceably, quietly, and in as good order and condition as when received, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone and other events not required hereunder to be repaired by Lessee excepted, as the same are now in or hereafter may be put in by the Lessor.

Additional Covenants or Exceptions.

(19)                            Intentionally blank.

(20)                            Lessee shall reimburse Lessor upon demand for all premiums for casualty insurance with extended coverage purchased by Lessee to insure any structure on the Premises.  If Lessee fails to maintain the insurance required by paragraph (11), Lessor may obtain such insurance and Lessee shall reimburse Lessor upon demand for reasonable premiums payable for such insurance coverage.

(21)                            Lessee shall pay when due all taxes, assessments and public charges on the Premises.

Attachment Bankrupt Default.

PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the Lessee shall be in arrears in the payment of rent for a period of ten days after the same becomes due, or (2) if the Lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on Lessee’s part to be done, kept, performed and observed and such default shall continue for twenty days or more after written notice of such failure or neglect shall be given to Lessee, except that if the failure is of such a nature that it cannot be remedied fully within the 20-day period, this requirement shall be satisfied if Lessee begins correction of the failure within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable, or (3) if the Lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of all or substantially all of Lessee’s property shall be made for the benefit of creditors, or (5) if on the expiration of this lease Lessee fails to surrender possession of the Premises, the Lessor or those having Lessor’s estate in the Premises, may terminate this lease and, lawfully, at Lessor’s option immediately or at any time thereafter, without demand or notice, enter into and upon the Premises and every part thereof and repossess the same, and expel Lessee and those claiming by, through and under Lessee and remove Lessee’s effects at Lessee’s expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the Premises shall deprive Lessor of any other action, right, or remedy against Lessee for possession, rent or damages, nor shall any omission by Lessor to enforce any forfeiture, right or remedy to which Lessor may be entitled be deemed a waiver by Lessor of the right to enforce the performance of all terms and conditions of this lease by Lessee.

In the event of any re-entry by Lessor, Lessor may lease or relet the Premises in whole or in part to any tenant or tenants who may be satisfactory to Lessor, for any duration, and for the best rent, terms and conditions as Lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first to the cost of retaking and reletting the Premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which Lessor may be entitled hereunder.

Any property which Lessee leaves on the Premises more than ten (10) days after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by Lessor, shall be deemed to have been abandoned, and Lessor may remove and sell the property at public or private sale as Lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of Lessor and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the Lessee.

Holding Over.

In the event the Lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy at sufferance which may be terminated at will at any time by the Lessor.

Attorney Fees and Court Costs.

In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party’s reasonable attorney fees incurred throughout such proceeding, including at trial, on appeal, and for post-judgment collection. The Lessee agrees to pay and discharge all Lessor’s costs and expenses, including Lessor’s reasonable attorney’s fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

Should the Lessee be or become the debtor in any bankruptcy proceeding, voluntarily, involuntarily or otherwise, either during the period this lease is in effect or while there exists any outstanding obligation of the Lessee created by this lease in favor of the Lessor, the Lessee agrees to pay the Lessor’s reasonable attorney fees and costs which the Lessor may incur as the result of Lessor’s participation in such bankruptcy proceedings. It is understood and agreed by both parties that applicable federal bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the preceding sentence.

Waiver.

Any waiver by the Lessor of any breach of any covenant herein contained to be kept and performed by the Lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the Lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

Recitals.

The recitals of this Lease are hereby incorporated in to this Lease and made a part hereof.

Notices.

Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope, and sent first class mail, with postage fully prepaid, and if intended for the Lessor herein, then if addressed to the Lessor at DFA, LLC c/o Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103 and if intended for the Lessee, then if addressed to the Lessee at Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103.  Any such notice shall be deemed conclusively to have been delivered to the addressee forty-eight hours after the deposit thereof in the U.S. Mail.

Heirs and Assigns.

All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

In construing this lease, it is understood that the Lessor or the Lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

Lessee’s Offset Right.

Notwithstanding any provision in this Lease, in the event Lessee pays any amounts on Lessee’s Guaranty dated July 10, 2002 in favor of First American Bank, SSB, (the “Bank”), pertaining to certain debts of Lessor secured by Lessor’s interest in the Premises, Lessee shall have the right to offset such amounts so paid against rent thereafter to become due under this Lease, except that if the Bank forecloses on the Premises and obtains a deficiency judgment against Lessee under the Guaranty, payment of any portion of the deficiency judgment may not be offset against rent payable to the Bank or its assignee under this Lease. For purposes of this paragraph, Bank shall include any entity that has bought the Bank or the Bank has merged with.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first hereinabove written, any corporate signature of Lessee being by due authority of its Board of Directors and any signature of Lessor being by due authority of its managing member.

Lessor:			Lessee:
DFA, LLC			AHERN RENTALS, INC.

By:	/s/	DON F. AHERN	By:	/s/	DON F. AHERN
		Don F. Ahern, Manager			Don F. Ahern, President

EXHIBIT A

LEGAL DESCRIPTION

Being Lot 1 in Block 1, of J.D. INDUSTRIES INC., ADDITION, an Addition to the City of Garland, Texas, according to the map thereof recorded in Volume 94110, Page 2710, Map Records of Dallas County, Texas.